PACKAGE V SUPPLY AGREEMENT

          (1998-1999 LNG SALES TO CHINESE PETROLEUM CORPORATION)


                                  between


                                 PERTAMINA


                                    and


                        VIRGINIA INDONESIA COMPANY
                         LASMO SANGA SANGA LIMITED
                           OPICOIL HOUSTON, INC.
                    UNION TEXAS EAST KALIMANTAN LIMITED
                     UNIVERSE GAS & OIL COMPANY, INC.
                                    and
                      VIRGINIA INTERNATIONAL COMPANY




                     Dated: June 16, 1995
                     Effective: December 6, 1994

                        PACKAGE V SUPPLY AGREEMENT
          (1998-1999 LNG SALES TO CHINESE PETROLEUM CORPORATION)

    THIS SUPPLY AGREEMENT, made and entered into in Jakarta on June 16, 1995, by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("PERTAMINA"), on the one hand, and VIRGINIA INDONESIA COMPANY ("VICO"), LASMO SANGA SANGA LIMITED, OPICOIL HOUSTON, INC., UNION TEXAS EAST KALIMANTAN LIMITED, UNIVERSE GAS & OIL COMPANY, INC., and VIRGINIA INTERNATIONAL COMPANY (herein referred to collectively as "Contractors" and individually as "Contractor"), on the other hand,

                                WITNESSETH:

    A. WHEREAS, Contractors individually own or control all of the interest of "Contractors" in that certain Amended and Restated Production Sharing Contract, dated April 23, 1990, but effective as of August 8, 1968 (such contract as hereafter amended is herein referred to as the "Amended and Restated Production Sharing Contract") and that certain Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1998 (such contract as hereafter amended is herein referred to as the "Renewed Production Sharing Contract"). The Amended and Restated Production Sharing Contract and the Renewed Production Sharing Contract are herein referred to collectively as the "Production Sharing Contracts" and the area covered thereby is herein referred to as the "VICO Contract Area"; and

    B. WHEREAS, pursuant to the Production Sharing Contracts, each of PERTAMINA and Contractors is entitled to take and receive, sell and freely export its respective share of the Natural Gas produced and saved from the VICO Contract Area (the percentage share of such Natural Gas to which each of PERTAMINA and Contractors is entitled, as determined under the Production Sharing Contracts, is herein referred to as the "Production Sharing Percentage" of such party); and

    C.   WHEREAS, the reserves of Natural Gas in the VICO
Contract Area exceed the reserves of Natural Gas committed to be produced, supplied and delivered by PERTAMINA and Contractors to meet a portion of PERTAMINA's existing obligations under LNG sales contracts, LPG sales contracts, and domestic gas sales contracts; and

    D. WHEREAS, PERTAMINA, with assistance from Contractors, has constructed and expanded and is further expanding the Natural Gas liquefaction and related facilities located at Bontang Bay, on the east coast of Kalimantan, Indonesia (herein referred to as the "Bontang Plant"); and

    E. WHEREAS, funds for the expansion of the liquefaction plant will be provided to PERTAMINA through financing of the cost of such expansion on terms, mutually agreeable to PERTAMINA and Contractors, which provide for the repayment of funds provided pursuant to such financing and the cost of such funds (repayment of funds and the cost of such funds are hereinafter referred to as "Financing Costs"); and

    F. WHEREAS, PERTAMINA and Contractors are parties to the Amended and Restated Bontang Processing Agreement dated as of February 9, 1988 (as from time to time amended, the "Processing Agreement"), which provides for the operation of the Bontang Plant and the payment of the costs of such operation (such costs as determined in accordance with the Processing Agreement are herein referred to as "Plant Operating Costs"); and

    G. WHEREAS, PERTAMINA and Contractors have agreed to use the Bontang Plant in part for the liquefaction of the VICO Contract Gas (as defined in Section 2.2 hereof) and the Other Contract Gas
(as defined in Section 2.3 hereof);  and

    H. WHEREAS, PERTAMINA, in collaboration with Contractors and its production sharing contractors in other contract areas in East Kalimantan (herein referred to as the "Other Contract Areas"), has entered into a Memorandum of Agreement dated December 6, 1994 ("MOA", and unless otherwise so stated, any terms defined in the MOA shall have the same meanings when used herein) with Chinese Petroleum Corporation ("Buyer") pursuant to which PERTAMINA is obligated to sell to Buyer certain quantities of LNG on an ex ship basis; and

    I. WHEREAS, the MOA provides that the Natural Gas to be processed into LNG and sold by PERTAMINA under the MOA is to be produced from the areas in East Kalimantan covered by production sharing contracts between PERTAMINA and its suppliers, which consists of the VICO Contract Area and the Other Contract Areas; and

    J. WHEREAS, arrangements for the transportation of the ex ship quantities pursuant to the MOA and for the payment of costs respecting such transportation will be made on terms mutually agreeable to PERTAMINA and Contractors (herein referred to as "Transportation Costs"); and

    K. WHEREAS, PERTAMINA and each Contractor desire to supply and deliver Natural Gas from the VICO Contract Area in support of the performance by PERTAMINA of an agreed portion of its obligations under the MOA; and

    L. WHEREAS, each Contractor desires to dispose of its Production Sharing Percentage of the VICO Contract Gas (as herein defined) in accordance with the terms of this Supply Agreement,

    NOW, THEREFORE, the parties agree as follows:


                                 ARTICLE 1
                        EFFECTIVE DATE AND DURATION

    This Supply Agreement shall be effective as of December 6, 1994, and shall terminate on the date when all rights and obligations of Contractors hereunder have been satisfied.


                                 ARTICLE 2
                      SUPPLY COMMITMENT AND QUANTITY

    2.1  Net Gas Requirement.  The total quantity of net
Natural Gas required to be supplied and delivered out of proved recoverable reserves of Natural Gas in East Kalimantan for liquefaction and sale as LNG under the MOA is estimated to be
0.0482 trillion standard cubic feet ("t.s.c.f."). Such quantity is herein referred to as the "MOA Net Gas Requirement". The MOA Net Gas Requirement is based on the Fixed Quantities which Buyer has committed to purchase pursuant to the terms of the MOA.

    2.2 VICO Contract Gas. PERTAMINA and Contractors hereby commit and agree to supply and deliver from proved economically recoverable reserves of Natural Gas in specific fields within the VICO Contract Area sufficient Natural Gas (and LNG resulting from the liquefaction thereof) to meet a portion of the MOA Net Gas Requirement over the term of this Supply Agreement consisting of
0.0104 t.s.c.f., or 21.5956% thereof. Such quantities of net Natural Gas committed to be supplied pursuant to this Supply Agreement are herein referred to as the "VICO Contract Gas", and the above-stated percentage is herein referred to as the "Producers' Percentage". The specific fields from which the VICO Contract Gas will be committed are identified in the supplemental memorandum entered into among PERTAMINA, Contractors and the production sharing contractors in the Other Contract Areas pursuant to the Memorandum of Understanding Re: Supply Agreements and Package V Sales dated October5, 1994 (the "Package V Supplemental
Memorandum").   The VICO participating fields and the quantities in
each field comprising the VICO Contract Gas are as follows:

    Participating Fields          Quantity of Gas (t.s.c.f.)
    Badak                               0.0034
    Lampake                             0.0003
    Mutiara                             0.0014
    Nilam                               0.0036
    Pamaguan                            0.0000
    Semberah                            0.0016
The quantities committed from each field are subject to revision from time to time, as the reserves from the fields may be updated and as additional data, from deliverability studies and otherwise, become available.

    2.3  Other Contract Gas.  To meet the balance of the MOA
Net Gas Requirement, constituting 0.0378 t.s.c.f., or 78.4044% thereof, sufficient Natural Gas (and LNG resulting from the liquefaction thereof) will be committed for supply and delivery by PERTAMINA and its production sharing contractors from proved economically recoverable reserves of Natural Gas in the Other Contract Areas by separate supply agreements, similar hereto and compatible herewith, executed and delivered concurrently herewith (such amounts are herein collectively referred to as the "Other Contract Gas"). The specific fields from which the Other Contract Gas will be committed are also identified in the Package V Supplemental Memorandum.

    2.4 DeGolyer and MacNaughton Certification. The amounts of net Natural Gas constituting the VICO Contract Gas and the Other Contract Gas are part of the estimates of proved recoverable reserves of Natural Gas as certified by the independent consultant firm of DeGolyer and MacNaughton in written statements based on data available on May 31, 1994.

    The quantities for the VICO Contract Gas and the Other
Contract Gas set forth in Sections 2.2 and 2.3 hereof and the Producers' Percentage were established by PERTAMINA at a meeting on May 29, 1995 of the East Kalimantan Gas Reserves Management
Committee.


                                 ARTICLE 3
                        COORDINATION OF GAS SUPPLY

    The VICO Contract Gas and the Other Contract Gas may be produced from participating fields at times and production rates which may change from time to time during the term hereof so as to secure the optimal ultimate recovery of Natural Gas. The supply of Natural Gas from the VICO Contract Area and the Other Contract Areas will be coordinated by PERTAMINA so as to conserve and permit full utilization of such Natural Gas. The sources of supply, producing rates, quality of gas, metering and related matters shall be matters for study by the East Kalimantan Gas Reserves Management Committee, consisting of representatives from PERTAMINA, VICO, TOTAL Indonesie and Unocal Indonesia Company.


                                 ARTICLE 4
                ADMINISTRATION, INSURANCE AND CONSULTATION

    4.1 MOA. PERTAMINA shall be responsible for the due and prompt administration of the MOA for the benefit of PERTAMINA and Contractors. All matters which affect the MOA or the sale, transportation and delivery of LNG thereunder will be administered by a representative to be appointed by PERTAMINA and the representative appointed by Contractors under Article 9 hereof. It is understood, however, that it will be necessary from time to time for PERTAMINA, as seller under the MOA, to take certain administrative and operational actions without prior consultation where immediate action is required. Contractors will be promptly advised of any such action.

    4.2 Insurance. PERTAMINA shall ensure that the interests of it and each Contractor in respect of each cargo of LNG transported by PERTAMINA from the Bontang Plant to Buyer shall be adequately insured pursuant to arrangements mutually agreed to by PERTAMINA and each Contractor. PERTAMINA and each Contractor shall be entitled to receive its Production Sharing Percentage of the Producers' Percentage of any proceeds paid under a marine insurance policy covering a cargo of LNG being transported from the Bontang Plant. Such proceeds shall be remitted by the insurer directly to the bank designated as Trustee pursuant to Article 6 hereof.

    4.3 Consultation. PERTAMINA and Contractors agree to consult with each other freely on all matters relating to the MOA. PERTAMINA and Contractors shall confer and agree as to any amendment to the MOA or to any permitted action or election thereunder which constitutes a material adjustment in the quantities of LNG to be sold and delivered thereunder or a change in the terms thereof. At the request of any party hereto, a memorandum evidencing any such agreement shall be prepared as soon as feasible and signed by each party hereto.


                                 ARTICLE 5
                       TITLE, DELIVERY AND INVOICING

    5.1 Title. PERTAMINA will cause the LNG resulting from the liquefaction of the VICO Contract Gas and the Other Contract Gas to be delivered to Buyer at the "Delivery Point" as that term is defined in the MOA. Title to each Contractor's share of the LNG resulting from the liquefaction of the VICO Contract Gas shall pass to PERTAMINA at the same time as the passage of title from PERTAMINA to Buyer pursuant to the MOA.

    5.2 Delivery and Invoicing. At the time of delivery of each cargo of LNG to Buyer at the relevant "Delivery Point", PERTAMINA will furnish Contractors with appropriate documentation to evidence the quantity and quality of LNG delivered, together with copies of the invoices to Buyer in respect of the sale of LNG in question. PERTAMINA will also furnish Contractors with a copy of each invoice or billing delivered to Buyer on account of interest or other payment obligation of Buyer pursuant to the MOA concurrently with its being furnished to Buyer. Calculation of the Contract Sales Price as provided for in the MOA, the amount of sales invoices and other billings to Buyer, and any adjustments, shall be reviewed and approved by PERTAMINA and Contractors prior to presentation to Buyer.


                                 ARTICLE 6
                          ENTITLEMENT AND PAYMENT

    6.1 Contractor Entitlement. The amounts to be paid to each Contractor for its share of the LNG resulting from the liquefaction of Natural Gas to be supplied under this Supply Agreement shall be its Production Sharing Percentage of the Producers' Percentage of the sum of:

    (a) all amounts to be paid by Buyer to PERTAMINA for LNG sold and delivered under the MOA;

    (b) all other amounts which Buyer shall become obligated to pay pursuant to the MOA with regard to deliveries of LNG thereunder including, but not limited to any interest accruing on overdue invoice payments;

    (c) amounts payable by insurers in respect of LNG resulting from the liquefaction of the VICO Contract Gas and the Other Contract Gas; and

    (d) interest earned on any of the amounts referred to in this Section 6.1.

    6.2 PERTAMINA Assignment of Contractor Percentage Share. In order to arrange for the receipt by each Contractor of the payments to which such Contractor is entitled under Section 6.1 hereof, PERTAMINA hereby assigns to each Contractor that Contractor's Production Sharing Percentage of the Producers' Percentage of all amounts referred to in Section 6.1 hereof.

    6.3 Method of Payment. Throughout the term of this Supply Agreement, all those payments referred to in Section 6.1 hereof shall be paid in U.S. Dollars, directly to BankAmerica International in New York City (or such other leading bank in the United States as shall be selected by PERTAMINA and approved by Contractors) pursuant to a Trustee and Paying Agent Agreement, the parties to which shall be PERTAMINA, Contractors, the production sharing contractors in the Other Contract Areas and the Trustee thereunder. Amounts so received by the Trustee shall be used for payment of (i) Financing Costs; (ii) an agreed portion of Plant Operating Costs; (iii) Transportation Costs; and (iv) other costs approved by PERTAMINA and Contractors. Amounts received by the Trustee, to the extent that they are not used for payment of the costs referred to in the preceding sentence, shall, insofar as they are applicable to the VICO Contract Gas, be disbursed to PERTAMINA and each Contractor in accordance with its Production Sharing Percentage at a bank or banks of its choice.

    6.4  Contractors' Right to Payment.  The right of
Contractors to the payments provided for in this Article6 shall extend throughout the term of this Supply Agreement and shall not be affected by the production rates or sources of Natural Gas supplied from the VICO Contract Gas or the Other Contract Gas from time to time during the term hereof.


                                 ARTICLE 7
                              DELIVERABILITY

    7.1 Oversupply of VICO Contract Gas. If the quantities of net Natural Gas produced from the participating fields within the VICO Contract Area and delivered pursuant to this Supply Agreement exceed in the aggregate the quantity of the VICO Contract Gas, the Producers' Percentage (and the percentage of the revenues to be paid to PERTAMINA and Contractors hereunder) will not be increased, and Contractors, together with PERTAMINA, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net Natural Gas from reserves in the Other Contract Areas equal to such excess quantities.

7.2Shortfall of VICO Contract Gas. If the quantities of net Natural Gas produced from the participating fields within the VICO Contract Area and delivered pursuant to this Supply Agreement are in the aggregate less than the quantity of the VICO Contract Gas, the Producers' Percentage (and the percentage of the revenues to be paid to PERTAMINA and Contractors hereunder) will not be reduced, and the production sharing contractors in the Other Contract Areas and any new contract area, together with PERTAMINA, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net Natural Gas from reserves in the VICO Contract Area equal to excess quantities delivered from sources within the Gas Supply Area.


                                 ARTICLE 8
                       ARBITRATION AND GOVERNING LAW

    8.1 Arbitration. All disputes arising in connection with this Supply Agreement shall be finally settled by arbitration conducted in the English language in Paris, France, by three arbitrators under the Rules of Arbitration of the International Chamber of Commerce. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a juridical acceptance of the award and an order of enforcement, as the case may be.

    8.2 Governing Law. This Supply Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, United States of America.


                                 ARTICLE 9
                        CONTRACTORS' REPRESENTATIVE

    VICO is designated representative by Contractors for performance on behalf of Contractors of their obligation under
Section 4.1 hereof and for the giving of notices, responses or other communications to and from Contractors under this Supply Agreement. Such representative may be changed by written notice to such effect from Contractors to PERTAMINA.

                                ARTICLE 10
                                  NOTICES

    Any notices to the parties shall be in writing and sent by mail, cable, telex or facsimile to the following addresses:

    To PERTAMINA:

    PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
    (PERTAMINA)
    Jalan Medan Merdeka Timur 1 A
    Jakarta, Indonesia
    Attention:  Head of BPPKA

    Cable:  PERTAMINA, Jakarta, Indonesia
    Telex:  PERTAMINA, 44134 Jakarta
    Facsimile:  3846932


    To Contractors:

    VIRGINIA INDONESIA COMPANY (VICO)
    6th Floor, Kuningan Plaza
    South Tower
    Jl. H.R. Rasuna Said Kav. C11-14
    P.O. Box 2828
    Jakarta Selatan, Indonesia
    Attention:  President - VICO Indonesia

    Cable:  VICO
    Telex:  62458 or 62468
    Facsimile:  523-6100

cc:      VIRGINIA INDONESIA COMPANY
         One Houston Center
         1221 McKinney
         Suite 700
         P.O. Box 1551
         Houston, Texas 77251-1551
         U.S.A.
         Attention:  Chairman

         Telex:  166-100
         Facsimile:  (713) 754-6698

A party may change its address by written notice to the other parties.


                                ARTICLE 11
                               MISCELLANEOUS

    11.1 Amendment. This Supply Agreement shall not be amended or modified except by written agreement signed by the parties hereto.

    11.2 Successors and Assigns. This Supply Agreement shall inure to the benefit of, and be binding upon, PERTAMINA and each Contractor, their respective successors and assigns, provided that this Supply Agreement shall be assignable by a Contractor only if such Contractor concurrently assigns to the same assignee an equal interest in the Production Sharing Contracts.

    11.3 Exclusivity. The parties to this Supply Agreement shall be the only persons or entities entitled to enforce the obligations hereunder of the other parties hereto, and no persons or entities not parties to this Supply Agreement shall have the right to enforce any of the obligations hereunder of any of the parties hereto.

    11.4 Headings and Subheadings. The Article headings and subheadings used herein are for convenience of reference only.


    IN WITNESS WHEREOF, PERTAMINA and Contractors have caused their duly authorized representatives to execute this Supply
Agreement as of the day and year first written above.



PERUSAHAAN PERTAMBANGAN MINYAK    CONTRACTORS:
DAN GAS BUMI NEGARA (PERTAMINA)
    VIRGINIA INDONESIA COMPANY



BY          /S/                   BY               /S/




         LASMO SANGA SANGA LIMITED



         BY               /S/




         OPICOIL HOUSTON, INC.



         BY               /S/



         UNION TEXAS EAST KALIMANTAN
         LIMITED



         BY               /S/




         UNIVERSE GAS & OIL COMPANY, INC.



         BY               /S/




         VIRGINIA INTERNATIONAL COMPANY



         BY               /S/